Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release

National Mentor Holdings, Inc. Announces
Expected Private Offering of $275 Million of Senior Notes due 2018

Boston, MA — January 20, 2011 — National Mentor Holdings, Inc. (the “Company”) announced today that it intends to offer, subject to market and customary conditions, $275 million in aggregate principal amount of senior notes due 2018 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of the Company’s existing subsidiaries and certain of its future restricted subsidiaries. The Notes and the related guarantees will be unsecured obligations of the Company and the guarantors, ranked equally with all of the Company’s and each guarantor’s existing and future unsecured and unsubordinated obligations. The Company intends to use the net proceeds from this offering and a refinancing of its senior secured credit facilities, together with cash on hand, if necessary, to pay the consideration in a concurrent tender offer and consent solicitation the Company has undertaken in respect of its existing 111/4% Senior Notes due 2014, and a concurrent tender offer and consent solicitation the Company’s indirect parent company, NMH Holdings, Inc., has undertaken in respect of its existing Senior Floating Rate Toggle Notes due 2014, and to pay all related fees and expenses.

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether or not the Company will offer the Notes or consummate the offering, the anticipated terms of the Notes and the offering, and the anticipated use of the proceeds of the offering. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither the Company nor any of its affiliates undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

About National Mentor Holdings, Inc.

The Company, which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses, and to youth with emotional, behavior and medically complex challenges. The MENTOR Network’s customized services offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

Contact:

Dwight Robson

National Mentor Holdings, Inc.

(617) 790-4293